As filed with the Securities and Exchange Commission on November 10, 2010

 REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICROMET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	52-2243564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817
(240) 752-1420
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Barclay A. Phillips
Senior Vice President and Chief Financial Officer
Micromet, Inc.
6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817
(240) 752-1420
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthias Alder Senior Vice President, General Counsel and Corporate Secretary Micromet, Inc. 6707 Democracy Blvd., Suite 505 Bethesda, Maryland 20817 (240) 752-1420	Darren K. DeStefano Brian F. Leaf Cooley LLP One Freedom Square, Reston Town Center 11951 Freedom Drive Reston, Virginia 20190-5656 (703) 456-8000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-162541

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(3)	Amount of Registration Fee(4)
Common Stock, $0.00004 par value per share (2)	$13,900,000	$991.07

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This registration statement registers an indeterminate number of shares of common stock that the Registrant as may sell from time to time.
(2) Includes associated Series A Junior Participating Preferred Stock Purchase Rights.
(3) The $13,900,000 aggregate amount being registered is in addition to the $150,000,000 aggregate amount originally registered, of which $69,500,000 remains available for issuance, under the Registrant’s Registration Statement on Form S-3 (File No. 333-162541).
(4)  This entire amount is being paid herewith.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates to the Registrant’s prior registration statement on Form S-3 (File No. 333-162541) which was declared effective by the Securities and Exchange Commission on November 2, 2009 (the “Prior Registration Statement”), and is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended, for the sole purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $13,900,000.   The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 10, 2010.

MICROMET, INC.

By:	/s/ Barclay A. Phillips
Barclay A. Phillips
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* David F. Hale	Chairman of the Board of Directors and Director	November 10, 2010

* Christian Itin	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2010

/s/ Barclay A. Phillips Barclay A. Phillips	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2010

* Jerry C. Benjamin	Director	November 10, 2010

* John E. Berriman	Director	November 10, 2010

* Michael G. Carter	Director	November 10, 2010

* Peter Johann	Director	November 10, 2010

* Joseph P. Slattery	Director	November 10, 2010

* Kapil Dhingra	Director	November 10, 2010

* By:/s/ Barclay A. Phillips
Barclay A. Phillips
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Ernst & Young GmbH WPG, Independent Registered Public Accounting Firm
23.3	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (1)
______________

(1)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (File No. 333-162541), filed with the Commission on October 16, 2009 and incorporated herein by reference.